                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                Form 8-K/A

                                CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 1995
                                                 ---------------

                       United States Filter Corporation
                       --------------------------------
           (Exact name of registration as specified in its charter)

       Delaware                     1-10728                33-0266015
------------------------        ---------------        -------------------
 (State or other juris-           (Commission             (IRS Employer
diction of incorporation          File Number)          Identification No.)


      73-710 Fred Waring Drive, Suite 222, Palm Desert, California 92260
-------------------------------------------------------------------------------
          (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (619) 340-0098
                                                          --------------

Item 5. As previously reported on its Current Report on Form 8-K dated May 4, 1995 and filed with the U.S. Securities and Exchange Commission (the "Commission") on May 19, 1995, United States Filter Corporation (the "Company") completed the acquisition of all of the outstanding capital stock of Arrowhead Industrial Water, Inc. ("AIW") from The BFGoodrich Company pursuant to a stock purchase agreement dated as of February 27, 1995, as amended. Audited financial statements for AIW were filed at that time as required by the Commission's regulations. Subsequent to that filing, the Company engaged KPMG Peat Marwick LLP, the Company's independent public accountants, to perform an audit of the financial statements of AIW as of December 31, 1994 and 1993 and for each of the years in the two year period then ended. Such amended financial statements and the report of KPMG Peat Marwick LLP thereon are filed herewith.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired:

              Report of Independent Public Accountants;

              Statements of Assets Acquired and Liabilities Assumed as of December 31, 1994 and 1993;

              Statements of Revenues and Expenses for the years ended December 31, 1994 and 1993; and

              Notes to Financial Statements.

         (b)  Pro Forma Financial Information:

              Pro Forma Combined Balance Sheet, Statements of Operations and Notes thereto.


         (c)  Exhibits:

              None.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        UNITED STATES FILTER CORPORATION

                                        By:  /s/ Kevin L. Spence
                                             -------------------------------
                                                 Kevin L. Spence
                                                 Vice President and Chief
                                                 Financial Officer

Date: October 6, 1995

                         Independent Auditors' Report

Board of Directors
Arrowhead Industrial Water Inc.:

We have audited the accompanying statements of assets acquired and liabilities assumed of Arrowhead Industrial Water Inc. as of December 31, 1994 and 1993, and the related statements of revenues and expenses, for the years then ended. These statements of assets acquired and liabilities assumed and statements of revenues and expenses are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statements of assets acquired and liabilities assumed and statements of revenues and expenses were prepared as described in note 1 and are not intended to be a complete presentation of Arrowhead Industrial Water Inc.'s assets, liabilities, revenues, and expenses.

In our opinion, the statements of assets acquired and liabilities assumed and statements of revenues and expenses referred to above present fairly, in all respects, the financial position of Arrowhead Industrial Water Inc. as of December 31, 1994 and 1993 and the revenues and expenses for the years then ended in conformity with generally accepted accounting principles.

                                        /s/ KPMG Peat Marwick LLP

Chicago, Illinois
September 29, 1995

ARROWHEAD INDUSTRIAL WATER INC.

Statements of Assets Acquired and Liabilities Assumed

December 31, 1994 and 1993

(dollars in thousands)


                              Assets                      1994          1993
                              ------                    --------       ------
Current assets:
  Accounts receivable, trade, less allowance
   for doubtful accounts of $343 and $100 at
   December 31, 1994 and 1993, respectively             $  6,787        6,653
  Inventories                                                825          716
  Prepaid expenses                                           416          342
  Deposits                                                    52           36
                                                        --------       ------
Total current assets                                       8,080        7,747
                                                        --------       ------

Property, plant and equipment at cost:
  Land                                                     3,473        3,473
  Buildings and improvement                                3,969        3,667
  Furniture, fixtures and vehicles                         4,469        3,641
  Membranes and resins                                     8,466        8,698
  Filtration equipment                                    60,659       44,098
  Construction in progress                                 2,899        8,764
                                                        --------       ------
                                                          83,935       72,341
  Less accumulated depreciation and amortization          23,953       17,925
                                                        --------       ------
Net property, plant and equipment                         59,982       54,416
                                                        --------       ------
Other assets:
  Intangible assets (net of accumulated amortization
   of $1,794 and $1,942 at December 31, 1994 and 1993,
   respectively)(note 3)                                   8,643        9,660
  Other assets                                               307           48
                                                        --------       ------
                                                           8,950        9,708
                                                        --------       ------
Total assets                                            $ 77,012       71,871
                                                        --------       ------

                              Liabilities
                              -----------
Current liabilities:
  Account payable - trade                                  4,322        2,663
  Accrued expenses:
    Salaries, wages, and vacation pay                        408          381
    Management incentive compensation                        345          463
    Taxes other than income taxes                            394          306
    Accrued replacement costs                              1,164        1,143
    Workers compensation                                     320          259
    Other                                                    968        1,034
                                                        --------       ------
Total current liabilities                                  7,921        6,249
                                                        --------       ------
Net assets                                              $ 69,091       65,622
                                                        --------       ------

See accompanying notes to financial statements.

ARROWHEAD INDUSTRIAL WATER INC.

Statements of Revenues and Expenses

For the years ended December 31, 1994 and 1993

(dollars in thousands)

                                                          1994          1993
                                                        --------       ------
Revenues:
  Services                                              $ 39,471       34,433
  Sales of equipment                                       4,458        3,977
                                                        --------       ------

Total revenues                                            43,929       38,410

Cost of sales                                             30,789       26,643
                                                        --------       ------

Gross profit                                              13,140       11,767
                                                        --------       ------

Operating expenses:
  Depreciation/amortization                                8,650        8,076
  General and administrative                               6,070        5,317
                                                        --------       ------

Total operating expenses                                  14,720       13,393
                                                        --------       ------

Loss from operations                                      (1,580)      (1,626)

Interest expense                                           1,830        1,245
                                                        --------       ------
Loss before income taxes                                $ (3,410)      (2,871)
                                                        --------       ------

See accompanying notes to financial statements.

ARROWHEAD INDUSTRIAL WATER INC.

Notes to Financial Statements

December 31, 1994 and 1993

(dollars in thousands)
--------------------------------------------------------------------------------

(1)  Operations and Basis of Presentation

        Operations

     Arrowhead Industrial Water Inc. ("AIW" or the "Company") is wholly owned subsidiary of B.F. Goodrich ("BFG"). The Company's primary business is in water purification systems and services. AIW provides customers with cost-effective reverse osmosis water purification systems owned by the Company and managed on-site by Company employees under long-term service agreements, generally of five to ten years with renewal options. AIW also operates a fleet of mobile water treatment units that provide emergency and temporary water treatment services. In addition, the Company sells water purification systems.

        Basis of Presentation

     As of February 27, 1995, B.F. Goodrich entered into a Stock Purchase Agreement (the "Agreement") with United States Filter Corporation, whereby United States Filter Corporation agreed to purchase AIW, other than certain assets and liabilities to be retained by BFG as defined in the Agreement. Assets and liabilities to be retained by BFG primarily consist of those related to BFG's water treatment chemical business, cash, deferred income tax assets, and liabilities for defined benefit pension and postretirement arrangements. Therefore, the financial statements reflect only those assets acquired and liabilities assumed and the related revenues and expenses.

     AIW is included in the consolidated Federal income tax return of BFG for 1994 and 1993. BFG's policy is to account for all income taxes at the parent company level. Consequently, no income tax expense or benefit and no deferred tax assets of liabilities have been included in the accompanying financial statements.

     BFG provides various treasury functions for AIW and maintains a cash management program under which cash generated by AIW is transferred to BFG and working capital requirements of AIW are paid by BFG. Incident to this system, BFG maintains an interest bearing intercompany account to record the net amount owed to or due from AIW. Interest expense in the accompanying Statement of Revenues and Expenses represents the interest charged to AIW by BFG on this intercompany account balance at a below market variable rate of interest.

     Certain costs have been allocated to AIW based upon methods which management of BFG believes are reasonable; however, these allocations are not necessarily indicative of the expenses that would have been incurred had AIW been operated as a stand-alone business. BFG allocates costs related to defined benefit pension and postretirement plans based on actuarial valuations. In addition, BFG performs certain services on a centralized basis and allocates the cost of these services to its divisions based on usage, a percentage of sales or other methods. These services include administration, human resources management, computer support, accounting and financial reporting, legal services, engineering and research and development. Allocated costs (including allocations related to defined benefit pension and postretirement plant) included in the Statements of Revenues and Expenses were $1,372 and $1,324 for the years ended December 31, 1994 and 1993, respectively.

                                                                     (Continued}

ARROWHEAD INDUSTRIAL WATER INC.

Notes to Financial Statements

(dollars in thousands)
--------------------------------------------------------------------------------

(2)  Significant Accounting Policies

        Revenues Recognition

     Revenue for services is recognized when the service is performed. Revenue related to sales of equipment and merchandise is recognized when shipped.

        Inventory

     Inventory consists primarily of chemicals, membranes, resins, equipment parts, and work-in-process. Inventory is valued at cost which is not in excess of market.

        Property, Plant and Equipment

     Property, plant and equipment is stated at cost and is depreciated using the straight-line method over the estimated useful lives of individual assets ranging from three to twenty-five years. Customized equipment related to Pure Water Management Programs are depreciated over the customer's contract period. Assets deemed obsolete or unusable are charged off to operations. Repairs and maintenance costs are expensed as incurred. Certain components of water purification equipment (i.e. resins and membranes) require replacement in periods shorter than the life of the total equipment. The Company accrues this replacement cost over the estimated period, generally three to five years, and charges the cost of replacement components as a reduction of the accrual.

     Depreciation and amortization expense was $8,196 and $7,622 for the years ended December 31, 1994 and 1993, respectively.


        Goodwill and Identifiable Intangible Assets

     Arrowhead Industrial Water Inc., was acquired by BFG in 1989. Goodwill was recorded for the excess of the 1989 purchase price over the fair value of the net tangible assets and identifiable intangible assets acquired. Goodwill is amortized using the straight-line method over forty years. Identifiable intangible assets were recorded at estimated fair value. These assets include primarily patents, proprietary technology and trademarks, and are amortized using the straight-line method over estimated periods benefited of eight to forty years.

                                                                     (Continued)

ARROWHEAD INDUSTRIAL WATER INC.

Notes to Financial Statements

(dollars in thousands)


(3) Goodwill and Identifiable Intangible Assets

    Goodwill and identifiable intangible assets consisted of the following at December 31, 1994 and 1993:


                                                      1994          1993
                                                    --------       ------
    Intangibles:
      Goodwill                                      $  8,647        8,647
      Patents and technology                             790        1,955
      Trademarks                                       1,000        1,000
      Noncompete agreement                               -             48
                                                    --------       ------

    Total                                           $ 10,437       11,650
                                                    --------       ------

    Amortization expense was $454 for the years ended December 31, 1994 and 1993.

(4) Leases

    The Company leases certain plant facilities, office space and equipment under operating leases. The future minimum lease payments, by year and in the aggregate, under operating leases with initial or remaining noncancelable lease terms in excess of one year, consisted of the following at December 31, 1994.


    1994                                                          $   -
    1995                                                              636
    1996                                                              598
    1997                                                              419
    1998                                                              341
    1999                                                              176
    Thereafter                                                         74
                                                                  -------

                                                                  $ 2,244
                                                                  -------

    Rent expenses for the years ended December 31, 1994 and 1993 was for non-cancellable leases $701 and $744, respectively and for cancellable leases $1,362 and $1,491, respectively.



                                                                     (Continued)

ARROWHEAD INDUSTRIAL WATER INC.

Notes to Financial Statements

(dollars in thousands)
--------------------------------------------------------------------------------

(5)  Retirement Savings Plan

     Substantially all employees of the Company are eligible to participate in BFG's voluntary retirement savings plan. Under provisions of this plan, eligible employees can receive Company matching contributions on up to the first 6 percent of their eligible earnings. The Company matches one dollar for each one dollar of employee contributions (up to 6 percent of earnings) invested in BFG common stock, or 50 cents for each one dollar of eligible employee contributions invested in other available investment options. Company contributions for the years ended December 31, 1994 and 1993 amounted to $558 and $484, respectively.

(6)  Contingencies

     There are pending or threatened against the Company various claims and lawsuits, all arising from the normal course of business. The Company believes that any liability that may finally be determined should not have a material effect on net assets.

(b)

              UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial data presents the Pro Forma Combined Balance Sheet at December 31, 1994, giving effect to the acquisition of AIW and the April 3, 1995 acquisition of the Permutit Group (the "Acquisitions") as if they were consummated on that date. Also presented are the Pro Forma Combined Statements of Operations for the fiscal year ended March 31, 1994, and the nine months ended December 31, 1994, after giving effect to the Acquisitions as if they were consummated as of the beginning of the respective periods presented. The Company's fiscal year ends on March 31 and AIW's fiscal year ends on December 31. Pro forma combined statement of operations information for the year ended March 31, 1994 combines the results of the Company for the year ended March 31, 1994 with the results of AIW for the year ended December 31, 1993, and pro forma combined statement of operations information for the nine months ended December 31, 1994 combines the resulted of each of the Company and AIW for such nine month period. AIW had revenues of approximately $11,000,000 and a loss before income taxes of approximately $203,000 for the three months ended March 31, 1994. The Permutit Group's fiscal year is March 31 and, as such, the pro forma combined statements of operations information combines the results of each of the Company and The Permutit Group for each such twelve and nine-month period.

     The pro forma data is based on the historical combined statements of the Company, AIW and The Permutit Group, giving effect to the Acquisitions under the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Pro Forma Combined Financial Data. Under the purchase accounting method, assets acquired and liabilities assumed will be recorded at their estimated fair value at the date of Acquisition. The pro forma adjustments set forth in the following pro forma combined financial statements are estimates and may differ from the actual adjustments when they become known.

     The following Unaudited Pro Forma Combined Financial Data also gives effect to the issuance by the Company of 6,900,000 shares of its common stock in a public offering completed May 3, 1995 at $15 per share. The Pro Forma Combined Balance Sheet at December 31, 1994 gives effect to the issuance of the common stock as if the offering had been consummated on that date. The Pro Forma combined Statements of Operations for the fiscal year March 31, 1994 and the nine months ended December 31, 1994 gives effect to the issuance of the common stock as if the offering had been consummated as of the beginning of the respective periods presented.

     The unaudited pro forma data is provided for comparative purposes only. It does not purport to be indicative of the results that actually would have occurred if the Acquisitions had been consummated on the dates indicated or which may be obtained in the future. The pro forma combined financial data should be read in conjunction with the notes thereto and the audited financial statements of AIW contained elsewhere herein and The Permutit Company Limited (a member of The Permutit Group) and the related notes thereto filed in the Company's report on Form 8-K dated April 3, 1995 and the audited consolidated financial statements of the Company and the related notes thereto filed in the Company's report on Form 10-K for the year ended March 31, 1994.

                       PRO FORMA COMBINED BALANCE SHEET
                                  (unaudited)

                                                                           December 31, 1994
                                            -------------------------------------------------------------------------------------
                                                                                                       Pro Forma
                                                                                          ---------------------------------------
                                                          Historical                       Adjustments
                                            -------------------------------------------      increase     Adjustments
                                            Company          AIW     The Permutit Group     (Decrease)     Reference     Combined
                                            ----------    ---------  ------------------    -----------    -----------    --------
                                                                                 (in thousands)
Current assets:
  Cash and cash equivalents                   $ 11,893         -             $771              (2,751)       a (i)        $  9,913
  Short-term investments                         7,624         -              -                (7,624)       a (i)           -
  Accounts receivable, net                      87,325        6,787         3,350                                           97,462
  Cost and estimated earnings in
   excess of billings on uncompleted
   contracts                                    20,206         -              -                                             20,206
  Inventories                                   36,623          825         1,356                                           38,804
  Prepaid expenses                               4,853          416           194                                            5,463
  Deferred taxes                                 2,598          -             -                                              2,598
  Other current assets                           2,097           52           329                                            2,478
                                              --------     --------      --------                                         --------
       Total current assets                    173,219        8,080         6,000                                          176,924
                                              --------     --------      --------                                         --------

Property, plant and equipment, net              63,460       59,982         1,479                                          124,901
Investment in leasehold interest, net           21,834         -              -                                             21,634
Goodwill, net                                   97,510        8,643                            17,905        a(ii)         124,058
Other assets                                    17,960          307           281                                           18,548
                                              --------     --------      --------                                         --------
                                              $373,763      $77,012        $7,760                                         $466,065
                                              ========     ========      ========                                         ========
     LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                            $ 28,812      $ 4,322        $1,712                                         $ 34,846
  Accrued liabilities                           40,567        3,599           953                                           45,119
  Current portion of long-term debt              1,078         -             -                                               1,078
  Notes payable                                 23,818         -             -                 (17,518)         d            6,300
  Billings in excess of costs and
   estimated earnings on uncompleted
   contracts                                    15,715         -             -                                              15,715
  Other current liabilities                      7,769         -            1,355                                            9,124
                                              --------     --------      --------                                         --------
       Total current liabilities               117,759        7,921         4,020                                          112,182
                                              --------     --------      --------                                         --------

Long-term debt, excluding current portion        7,936         -             -                                               7,936
Convertible subordinated debt                  105,000         -             -                                             105,000
Loan (receivable) payable - Parent                -                        (5,295)             5,295            b             -
Deferred income                                  5,774         -             -                                               5,774
Other liabilities                                3,620         -              361                                            3,981
                                              --------     --------      --------                                         --------
       Total liabilities                       240,089        7,921          (914)                                         234,873
                                              --------     --------      --------                                         --------

Shareholders' equity:
  Convertible preferred stock                   25,577         -             -                                              26,577
  Common Stock                                     150         -             -                    69            d              219
  Additional paid-in capital                   128,496       69,091         9,380             18,978          c, d         225,945
  Transaction adjustment                           215         -             -                                                 215
  Accumulated deficit                          (20,764)        -             (706)               706            c          (20,764)
                                              --------     --------      --------                                         --------
       Total shareholders' equity              133,674       69,091         8,674                                          231,192
                                              --------     --------      --------                                         --------
                                              $373,763      $77,012        $7,760                                         $466,065
                                              ========     ========      ========                                         ========

The accompanying notes are an integral part of these pro forma combined financial data.

                  PRO FORMA COMBINED Statement of Operations
                                  (Unaudited)

                                                                Fiscal Year Ended March 31, 1994
                                      -------------------------------------------------------------------------------------
                                                                                                 Pro Forma
                                                                                    ---------------------------------------
                                                    Historical                       Adjustments
                                      -------------------------------------------      Increase     Adjustments
                                      Company          AIW     The Permutit Group     (Decrease)     Reference     Combined
                                      ----------    ---------  ------------------    -----------    -----------    --------
                                                                 (in thousands, except per share data)

Revenues                                $180,421      $38,410       $19,896                                         $238,727
Cost of sales                            132,811       28,643        12,545               2,113        e (i)         174,112
Depreciation and amortization               -           8,076           -                (8,076)       e (i)            -
                                        --------      -------       -------                                         --------

        Gross profit                      47,610        3,691         7,351                                           64,615

Selling, general and
  administrative expenses                 52,484        5,317         8,601               6,403        e (i)          72,805
                                        --------      -------       -------                                         --------
        Operating loss                    (4,874)      (1,626)       (1,250)                                          (8,190)
                                        --------      -------       -------                                         --------
Other Income (expense):
        Interest expense                  (2,077)      (1,245)         (109)              2,122        e (ii)         (1,309)
        Other                              1,174          -              50                                            1,224
                                        --------      -------       -------                                         --------
                                            (903)      (1,245)          (59)                                             (85)
                                        --------      -------       -------                                         --------
        Loss before income taxes          (5,777)      (2,871)       (1,309)                                          (8,275)

Income tax benefit                        (3,236)         -            (364)                                         ($3,600)
                                        --------      -------       -------                                         --------
        Net loss                         ($2,541)     ($2,871)        ($945)                                         ($4,675)
                                        ========      =======       =======                                         ========

        Net loss per common share         ($0.26)                                                                     ($0.28)
                                        ========                                                                    ========


Weighted average number of
  shares outstanding                      12,453                                                                      19,353
                                        ========                                                                    ========

The accompanying notes are an integral part of these pro forma combined financial data.

                  PRO FORMA COMBINED Statement of Operations
                                  (Unaudited)

                                                              Nine Months Ended December 31, 1994
                                      -------------------------------------------------------------------------------------
                                                                                                 Pro Forma
                                                                                    ---------------------------------------
                                                    Historical                       Adjustments
                                      -------------------------------------------      Increase     Adjustments
                                      Company          AIW     The Permutit Group     (Decrease)     Reference     Combined
                                      ----------    ---------  ------------------    -----------    -----------    --------
                                                               (in thousands, except per share data)

Revenues                                $194,453      $32,851       $13,916                                         $241,220
Cost of sales                            139,164       23,317         8,587               1,902        e (i)         172,970
Depreciation and amortization               -           6,675           -                (6,675)       e (i)            -
                                        --------      -------       -------                                         --------
        Gross profit                      55,289        2,859         5,329                                           68,250

Selling, general and
  administrative expenses                 45,819        4,575         5,300               5,098        e (i)          60,792
                                        --------      -------       -------                                         --------

        Operating income (loss)            9,470       (1,716)           29                                            7,458
                                        --------      -------       -------                                         --------

Other income (expense):
        Interest expense                  (3,632)      (1,491)          (65)             (2,148)       e (ii)         (3,040)
        Other                              1,641          -               6                                            1,647
                                        --------      -------       -------                                         --------
                                          (1,991)      (1,491)          (59)                                          (1,393)
                                        --------      -------       -------                                         --------
        Income (loss) before
          income taxes                     7,479       (3,207)          (30)                                           6,065

Provision for income taxes                 2,056          -            (119)               (240)       e (iii)         1,697
                                        --------      -------       -------                                         --------
        Net income (loss)               $  5,423      ($3,207)      $    89                                         $  4,368
                                        ========      =======       =======                                         ========

        Net income per common share        $0.33                                                                       $0.18
                                        ========                                                                    ========


Weighted average number of
  shares outstanding                      14,881                                                                      21,781
                                        ========                                                                    ========

The accompanying notes are an integral part of these pro forma combined financial data.

               NOTES TO PRO FORMA COMBINED FINANCIAL INFORMATION

a. The pro forma combined balance sheet has been prepared to reflect the acquisitions by the Company of AIW and The Permutit Group (the "Acquisitions") for aggregate estimated all-cash purchase prices comprised of the following:

                                                (in thousands)

                AIW                                 $80,000
                The Permutit Group                   10,000
                Estimated transaction costs             375
                                                    -------
                                                    $90,375
                                                    =======

    The estimated tangible net book values, as adjusted, of AIW and The Permutit Group are assumed to be $69,091,000 and $3,379,000, respectively. The fair values of the net assets of AIW and The Permutit Group as of the closing date are assumed to be equal to their respective estimated tangible net book values, as adjusted. The difference between the estimated purchase prices and the estimated fair values of the net assets of AIW the The Permutit Group is approximately $17,905,000, which has been recorded as goodwill attributable to the Acquisitions in the accompanying pro forma combined balance sheet and will be amortized over 40 years.

    For the fiscal year ended March 31, 1994, the historical results of operations of AIW reflect AIW's operations for the twelve months ended December 31, 1993.

    The pro forma combined balance sheet has been adjusted to reflect the above as follows:

                (i) To record the payment of cash and estimated transaction costs;

               (ii) To adjust goodwill for the difference between the estimated purchase prices and the estimated fair values of the net assets acquired;

b. The pro forma combined balance sheet has been adjusted to eliminate the net loan receivable of The Permutit Company Limited from its parent company.

c. The pro forma combined balance sheet has been adjusted to eliminate the equity of AIW and The Permutit Group.

d. The pro forma combined balance sheet has been adjusted to reflect the net proceeds received by the Company from the issuance of 6,900,000 shares of Company common stock in a public offering completed May 3, 1995 at $15 per share.

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

e. The proforma combined statements of operations give effect to the following pro forma adjustments as follows:

                                                           Fiscal Year    Nine Months
                                                             Ended           Ended
                                                            March 31,      December 31,
                                                              1994           1994
                                                           -----------    ------------
                                                                 (In thousands)
 (i)   Selling, general and administrative
       expenses:

          -  To allocate AIW's depreciation and
             amortization between costs of sales
             and selling, general and administrative
             expenses                                        $  553        $  459

          -  To allocate a portion of AIW's cost of
             sales to selling, general and
             administrative expenses for consistency
             with Company historical presentation             5,410         4,314

          -  To adjust goodwill amortization                    440           325
                                                            -------        ------
                                                             $6,403        $5,098
                                                            =======        ======

 (ii)  To adjust interest expense for the effect of the
       net proceeds received by the Company related to
       the issuance of 6,900,000 shares of Company
       common stock May 3, 1995 at $15 per share after
       the all-cash purchase price payments made for the
       Acquisitions, net of interest expense recorded
       by AIW, which interest expense has been
       eliminated.                                          ($2,122)      ($2,148)
                                                            =======        ======


 (iii) To adjust the provision for income taxes to
       reflect the combined results of operations.             -            ($240)
                                                            =======        ======

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